RULE 10F-3 TRANSACTION FORM
ACQUISITION OF SECURITIES DURING AFFILIATED UNDERWRITINGS

Participating Funds


U.S. Registered Funds (Name of Fund, Aladdin Ticker):

AST BlackRock Global Strategies Portfolio - US High
Yield   (PRU-AA-HY)
BlackRock Debt Strategies Fund, Inc.   (DSU)
BlackRock High Yield Bond Portfolio   (BR-HIYLD)
BlackRock High Yield Portfolio (Ins - Series)   (BVA-HI)
BlackRock High Yield V.I. Fund   (BVA-HY)
BlackRock Limited Duration Income Trust   (BLW)
BlackRock Senior High Income Fund, Inc.   (ARK)
CoreAlpha Bond Master Portfolio   (MIP_CORA)
iShares iBoxx $ High Yield Corporate Bond Fund
(ISHHYLD)
MIST BlackRock High Yield Portfolio   (MIST-HY)


The Offering

Key Characteristics (Complete ALL Fields)

Date of Offering Commencement:
02-24-2012

Security Type:
BND/CORP

Issuer
Ball Corporation

Selling Underwriter
Merrill Lynch, Pierce, Fenner & Smith Incorporated

Affiliated Underwriter(s)
[X] PNC
[ ] Other:

List of Underwriter(s)
Merrill Lynch Pierce Fenner & Smith Incorporated, Goldman Sachs & Co., J.P. Morgan Securities LLC, Deutsche Bank Securities LLC, Barclays Capital Inc.Wells Fargo Securities LLC, RBS Securities Inc., KeyBanc Capital Markets Inc., BNP Paribas Securities Corp., U.S. Bancorp Investments Inc., Rabo Securities USA Inc., PNC Capital Markets LLC,
 SMBC Nikko Securities Inc., ANZ Securities Inc., UniCredit Capital
Markets LLC


Transaction Details

Date of Purchase
02-24-2012

Purchase Price/Share (per share / % of par)
$100.00

Total Commission, Spread or Profit
1.375%

1. Aggregate Principal Amount Purchased (a+b)
50,000,000

a. US Registered Funds  (Appendix attached
with individual Fund/Client purchase)
28,730,000

b. Other BlackRock Clients
21,270,000

2. Aggregate Principal Amount of Offering
750,000,000


Fund Ratio  [Divide Sum of #1 by #2] Must be less than
0.25 (unless securities are Government Securities)
0.0667


Legal Requirements

Offering Type (check ONE)

The securities fall into one of the following transaction types (see Definitions):

[X]  U.S. Registered Public Offering
[Issuer must have 3 years of continuous operations]

[ ]  Eligible Rule 144A Offering
[Issuer must have 3 years of continuous operations]

[ ]  Eligible Municipal Securities
[Issuer must have 3 years of continuous operations]

[ ]  Eligible Foreign Offering
[Issuer must have 3 years of continuous operations]

      Government Securities Offering


Timing and Price (check ONE or BOTH)

[X]   The securities were purchased before the end of the
first day on which any sales were made, at a price that was
not more than the price paid by each other purchaser of
securities in that offering or in any concurrent offering \
of the securities; and
[ ]   If the securities are offered for subscription upon
exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.


Firm Commitment Offering (check ONE)
X  YES
   NO


The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.No Benefit to Affiliated Underwriter (check ONE)
X  YES
   NO


No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.


Completed by:        Dillip Kumar Behera           Date: 02-28-2012
                      Global Syndicate
                        Team Member


Approved by:         Odette Rajwan                 Date: 02/29/2012
               Senior Global Syndicate
                      Team Member


Definitions

Term                       Definition

Fund Ratio                 Number appearing at the bottom of
                           page 1 of 2 of the Rule 10f-3
                           Report form.  It is the sum of the
                           Funds' participation in the
                           offering divided by the total amount
                           of the offering.

Eligible Foreign           The securities are sold in a
Offering                   public offering conducted under
                           the laws of a country other than
                           the United States and
                            (a)the offering is subject to
                           regulation in such country by a
                           "foreign financial regulatory
                           authority," as defined in
                           Section 2(a)(50) of the
                           Investment Company Act of 1940;
                            (b)the securities were offered
                           at a fixed price to all
                           purchasers in the offering
                           (except for any rights to
                           purchase securities that are
                           required by law to be granted
                           to existing security holders of
                           the issuer);
                            (c)financial statements,
                           prepared and audited as
                           required or permitted by the
                           appropriate foreign financial
                           regulatory authority in such
                           country, for the two years
                           prior to the offering, were
                           made available to the public
                           and prospective purchasers in
                           connection with the offering;
                           and
                            (d)if the issuer is a "domestic
                           issuer," i.e., other than a
                           foreign government, a national
                           of any foreign country, or a
                           corporation or other
                           organization incorporated or
                           organized under the laws of any
                           foreign country, it (1) has a
                           class of securities registered
                           pursuant to section 12(b) or
                           12(g) of the Securities
                           Exchange Act of 1934 or is
                           required to file reports
                           pursuant to section 15(d) of
                           that act, and (2) has filed all
                           the material required to be
                           filed pursuant to section 13(a)
                           or 15(d) of that act for a
                           period of at least 12 months
                           immediately preceding the sale
                           of securities (or for such
                           shorter period that the issuer
                           was required to file such
                           material)

Eligible Municipal         The securities are direct
Securities                 obligations of, or obligations
                           guaranteed as to principal or
                           interest by, a State or any
                           political subdivision thereof, or
                           any agency or instrumentality of a
                           State or any political subdivision
                           thereof, or any municipal
                           corporate instrumentality of one
                           or more States, or any security
                           which is an industrial development
                           bond (as defined in section
                           103(c)(2) of Title 26) the
                           interest on which is excludable
                           from gross income under certain
                           provisions of the Internal Revenue.

                            (a)with respect to ratings, the
                           securities
                            (1)have received an investment
                           grade rating from at least
                           one nationally recognized
                           statistical rating
                           organization ("NRSRO"); or
                            (2)have received one of the
                           three highest ratings from
                           an NRSRO, if the issuer of
                           the municipal securities, or
                           the entity supplying the
                           revenue or other payments
                           from which the issue is to
                           be paid, has been in
                           continuous operation for
                           less than three years,
                           including the operation of
                           any predecessors.
                            (b) The purchases of municipal
                           securities, if any, were not
                           designated as group sales or
                           otherwise allocated to the
                           account of any prohibited
                           seller (i.e., an affiliated
                           underwriter).

Eligible Rule 144A         The securities are sold in an
Offering                   offering where
                            (a)the securities are offered or
                           sold in transactions exempt
                           from registration under Section
                           4(2) of the Securities Act of
                           1933, Rule 144A thereunder, or
                           Rules 501-508 thereunder;
                            (b)the securities were sold to
                           persons that the seller and any
                           person acting on behalf of the
                           seller reasonably believe to
                           include qualified institutional
                           buyers, as defined in Rule 144A
                            ("QIBs"); and
                            (c)the seller and any person
                           acting on behalf of the seller
                           reasonably believe that the
                           securities are eligible for
                           resale to other QIBs pursuant
                           to Rule 144A

Government Securities      The security is issued or
Offering                   guaranteed as to principal or
                           guaranteed as to principal or
                           interest by the United States, or
                           by a person controlled or
                           supervised by and acting as an
                           instrumentality of the Government
                           of the United States pursuant to
                           authority granted by the Congress
                           of the United States; or any
                           certificate of deposit for any of
                           the foregoing

U.S. Registered Public     The securities offered are
Offering.                  registered under the Securities
                           Act of 1933 that are being offered
                           to the public.